UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2006
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	0-3683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi		39201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 13, 2006, Trustmark Corporation (“Trustmark”) and Republic Bancshares of Texas, Inc., a Texas corporation (“Republic”), entered into an Agreement and Plan of Reorganization (“Agreement”) pursuant to which Republic agreed to merge with and into Trustmark (the “Merger”). The Agreement contemplates that Republic’s wholly-owned banking subsidiary, Republic National Bank, will be merged with and into Trustmark’s wholly-owned banking subsidiary, Trustmark National Bank immediately following the Merger. The Agreement will be included as an exhibit to an additional report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) on Monday, April 17, 2006.

Under the terms of the Agreement, the transaction is valued at $210 million based upon a price of $31.50 per share of Trustmark common stock. Republic shareholders have the right to elect to receive either cash, or Trustmark common stock, or a combination of cash and Trustmark common stock provided that 51% of the total consideration is paid in Trustmark common stock. The consideration to be paid in Trustmark common stock is based upon a fixed exchange ratio. Elections will be subject to standard proration procedures. Consummation of the Merger is subject to approval by regulatory authorities, approval by the shareholders of Republic and certain other conditions set forth in the Agreement. The Merger is expected to close during the third quarter of 2006.

Certain teleconference and webcast presentation materials regarding this transaction are included herein as Exhibit 99.2 and are also available in the investor relations section of Trustmark’s website at www.trustmark.com. Trustmark and Republic executives will discuss this transaction with analysts via a teleconference and webcast on Monday, April 17 at 8:00 a.m. Central Time. Interested parties may listen to the teleconference by dialing 800-810-0924, passcode 6486645. The live audio webcast of the call will be accessible on Trustmark’s website. An audio replay of the conference call will be available through April 23, 2006 by dialing 888-203-1112, passcode 6486645. An audio archive of the call will also be available for replay on Trustmark’s website.

Trustmark will file a Registration Statement on Form S-4 that will include a proxy statement of Republic and a prospectus of Trustmark and other relevant documents concerning the proposed Merger with the SEC. Shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Joseph Rein, Trustmark Corporation, 248 East Capitol Street, Suite 310, Jackson, Mississippi 39201, telephone 601-208-6898 or R. John McWhorter, Republic Bancshares of Texas, Inc., 4200 Westheimer, Suite 101, Houston, Texas, 77027, telephone 281-315-1100. All documents filed with the SEC are also available free of charge at the SEC’s website (www.sec.gov).

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on April 13, 2006 by Trustmark Corporation.
99.2	Teleconference and webcast presentation materials regarding transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Chief Accounting Officer

DATE:	April 13, 2006

EXHIBIT INDEX

99.1	Press Release issued on April 13, 2006, by Trustmark Corporation.

99.2	Teleconference and webcast presentation materials regarding transaction.